Exhibit 99.1
PRESS RELEASE Contact: Michael Senken
Phone: (678) 384-6720
MIMEDX GROUP ANNOUNCES 2010 RESULTS
MARIETTA, Georgia, March 28, 2011 (PR Newswire) — MiMedx Group, Inc. (OTCBB: MDXG), an integrated developer, manufacturer and marketer of patent protected biomaterial-based products and bioimplants processed from human amniotic membrane, announced today its results for the year ended December 31, 2010.
Full Year 2010 Results
In 2010, the Company changed its fiscal year to coincide with the calendar year. Its prior fiscal year was from April 1st through March 31st. Therefore, comparative results for 2009 are reflected for the nine month period from April 1, 2009, through December 31, 2009, and the results for the twelve months ended December 31, 2010, are compared to the results for the nine months ended December 31, 2009. Additionally, as significant sales and marketing activity began in the first quarter of 2010, MiMedx emerged from development stage company status to an operating company.
Revenue for the twelve months ended December 31, 2010, was approximately $789,000, as compared to revenue of $800 recorded for the nine months ended December 31, 2009. The Company recorded a net loss of $11.4 million, or $0.19 per diluted common share, for the twelve months ended December 31, 2010, as compared to a net loss of $8.3 million, or $0.20 per diluted common share, for the nine month period ended December 31, 2009. Net Cash Flow from operating activities was a negative $8,157,000 for the twelve months ended December 31, 2010, as compared to a negative $5,596,000 for the nine months ended December 31, 2009. Significant investments were made in 2010 in building our global sales and distribution network as well as investments in animal studies in support of new product development for both HydroFix™ and CollaFix™ product lines. Cash on hand as of December 31, 2010, was $1,341,000 as compared to $2,654,000 as of December 31, 2009. Through March 28, 2011, an additional $1,089,000 has been raised in a Private Placement Offering. Stockholders’ equity as of both December 31, 2010, and December 31, 2009, was $6.1 million.

Management Commentary
Parker H. “Pete” Petit, Chairman and CEO, stated, “We are disappointed in our revenue performance during 2010. Unfortunately, we were severely limited by the slow pace of the regulatory agencies granting clearances for our products. Hindered by how few products we could market during the year, MiMedx fell short of our revenue goals. However, our biggest disappointment during the year was not receiving FDA clearance on our collagen fiber 510(k) submissions. We have a couple of submissions under review for our CollaFix™ products, and we are in continuous communications with the FDA to achieve our first clearance on these exciting products. At the end of 2010, we did receive a European certificate to market HydroFix™ Spine Shield for posterior as well as anterior surgery.”
“Most notable of our 2010 achievements was our acquisition of Surgical Biologics, which was initiated during the year and closed at the beginning of 2011,” added Petit. “We were extremely fortunate that our search for the best-of-class amniotic membrane tissue processor led us to a company located about ten miles away from MiMedx. Surgical Biologics has perfected their processing technology far beyond the competitors. The addition of Surgical Biologics gives MiMedx its third biomaterial tissue platform. In addition, the amniotic tissues produce immediate revenue; provide revenue that is not dependent on timing of regulatory approvals; and create expanded strategic opportunities in wound care, burn healing, soft tissue trauma, and spinal applications. Surgical Biologics revenue will benefit from the MiMedx infrastructure by accelerating the growth and enabling the product lines to be launched on an international basis.”
“During the year, we made significant progress in increasing our U.S. and international distribution network. By year-end, our U.S. distribution network had grown to 27 independent sales representatives and stocking dealers, and internationally, we ended 2010 with 12 dealers. We are very comfortable with how we have positioned MiMedx for the high growth that we believe is imminent with the amnion tissue and our products pending regulatory clearances,” concluded Petit.
Bill Taylor, President and COO, commented, “In 2010, we successfully transferred the production of our collagen fiber to our Marietta, Georgia, facility and are in the process of ramping up our production capabilities and capacity in order to serve the anticipated demand for our initial CollaFix™ products.”
MiMedx reported that it continues to make progress in its previously announced initiative to raise at least one more round of financing to take the Company through its projected EBITDA breakeven point in the third quarter of 2011. MiMedx plans for the new capital to be used primarily for new product development and operational expansion.

Outlook for 2011
The Company also reported its revenue goals for 2011. The Company expects its first quarter 2011 revenue to be in excess of $1 million. The Company’s goals for the second, third and fourth quarter revenues are approximately $2 million, $4 million and $8 million, respectively. Petit added, “We expect a rapid growth in our revenue over the next several quarters. Our goal is to have MiMedx attain profitability during the third quarter of 2011. Once we reach profitability, we anticipate our strong operating leverage will allow our profits to grow faster than our revenue.”
Earnings Call
MiMedx management will host a live broadcast of its second quarter conference call on Tuesday, March 29, 2011, beginning at 10:30 a.m. eastern time. A listen-only simulcast of the MiMedx Group conference call will be available online at the Company’s website at www.mimedx.com or at www.earnings.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com or at www.earnings.com.
About the Company
MiMedx is an integrated developer, manufacturer and marketer of patent protected biomaterial-based products and bioimplants manufactured from human amniotic membrane. The Company has an experienced team poised to capitalize on its science and technology to generate rapid sales growth and profitability. Our mantra is “Repair, don’t replace” because our biochemists, engineers, designers and physicians believe it is better to augment repair when possible rather than replace traumatized, but otherwise healthy tissues and structures. Our platform technologies, HydroFix™ and CollaFix™, and our newest platform technology, Purion® developed by our wholly-owned subsidiary, Surgical Biologics, have a vast number of potential applications in treating traumatized tissue and structures and MiMedx is focused on commercializing multiple applications for the Company’s three technology platforms. In parallel, we are seeking strategic relationships, in selective categories, to more rapidly commercialize our technologies.

Safe Harbor Statement
This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the prospect of receiving regulatory clearance for the Company’s first CollaFix™ product, anticipated demand for the Company’s CollaFix™ products, the expanded strategic opportunities in wound care, burn healing, soft tissue trauma, and spinal applications created by the acquisition of Surgical Biologics, the impact of the MiMedx infrastructure on Surgical Biologics’ revenue growth, the Company’s goals for the amount of invested capital to be raised through its Private Placement and the expected use of the proceeds, the expected timing for the Company to reach its EBITDA breakeven point, and the Company’s financial expectations for 2011. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company may not receive anticipated regulatory clearances and/or approvals or that such clearances or approvals may be delayed may not be successful in ramping up its production capabilities and capacity to serve the anticipated demand for its initial CollaFix™ products, that the anticipated demand for the Company’s CollaFix™ products does not materialize as expected, that expanded strategic opportunities from the acquisition of Surgical Biologics are not achieved, that Surgical Biologics’ growth is not accelerated as a result of its combination with MiMedx, that the Company does not achieve its financial goals for 2011, that the Company may not be successful in raising its intended amount of capital through a private placement, that the timing of the offering may be delayed, that unanticipated events may prevent the Company from using the proceeds of the offering for the intended purpose, that to survive and achieve its goals the Company may require additional capital beyond the amount raised in the offering referenced in this release, which may be difficult or impossible to obtain, that the Company may not be able to achieve profitability, that the Company’s products and services may not gain the anticipated acceptance in the marketplace or that acceptance may be delayed, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2009. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

MIMEDX GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Nine Months Ended
	December 31,	December 31,
	2010	2009
REVENUES:
Net sales	$544,155	$800
Grant Revenue	244,719	—

Total revenue	788,874	800

OPERATING COSTS AND EXPENSES:
Cost of products sold	1,720,066	240
Research and development expenses	2,753,331	2,590,227
Selling, General and Administrative expenses	6,848,135	3,463,303
Gain on sale of assets	—	(280,868)

LOSS FROM OPERATIONS	(10,532,658)	(5,772,102)

OTHER INCOME (EXPENSE)
Financing expense associated with issuance of common stock for registration rights waivers	—	(1,305,100)
Financing expense associated with warrants issued in connection with convertible promissory note	(287,449)	(975,833)
Interest (expense) income, net	(599,649)	(242,634)

LOSS BEFORE INCOME TAXES	(11,419,756)	(8,295,669)
Income taxes	—	—

NET LOSS	(11,419,756)	(8,295,669)

Net loss per common share
Basic and diluted	$(0.19)	$(0.20)

Shares used in computing net loss per common share
Basic and diluted	59,138,357	41,365,513

See notes to consolidated financial statements

MIMEDX GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,340,922	$2,653,537
Accounts receivable, net	162,376	—
Inventory	111,554	30,920
Prepaid expenses and other current assets	90,946	121,277

Total current assets	1,705,798	2,805,734

Property and equipment, net of accumulated depreciation of $1,392,704 and $948,445, respectively	756,956	1,049,597
Goodwill	857,597	857,597
Intangible assets, net of accumulated amortization of $2,132,606 and $1,464,674, respectively	3,929,394	4,597,326
Deferred financing costs	—	192,627
Deposits and other long term assets	102,500	189,202

Total assets	$7,352,245	$9,692,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$848,286	$629,349
Short-term convertible notes, plus accrued interest of $3,432	403,432	—

Total current liabilities	1,251,718	629,349

Long-term convertible debt, face value $3,472,000, less unamortized discount of $550,748 and including accrued interest of $69,604	—	2,990,856

Total liabilities	1,251,718	3,620,205

Commitments and contingency (Note 14)	—	—

Stockholders’ equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock; $.001 par value; 100,000,000 shares authorized; 64,331,910 and 50,002,887 shares issued and outstanding, respectively	64,382	50,003
Additional paid-in capital	57,888,506	46,454,482
Treasury stock (50,000 shares at cost)	(25,000)	(25,000)
Accumulated deficit	(51,827,360)	(40,407,607)

Total stockholders’ equity	6,100,528	6,071,878

Total liabilities and stockholders’ equity	$7,352,245	$9,692,083

See notes to consolidated financial statements
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